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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-121942) and related Prospectus of Iteris, Inc. for the registration of 16,385,565 shares of its common stock and to the incorporation by reference therein of our report dated June 8, 2004, except for Note 1—Restatement of Consolidated Financial Statements for the Year Ended March 31, 2004, and Note 7—Deferred Compensation Plan, as to which the date is July 13, 2005, with respect to the restated consolidated financial statements and schedule of Iteris, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2005.

/s/ ERNST & YOUNG LLP
Irvine, California July 20, 2005

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM